UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission File Number)	45-3691816 (I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 595-9400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2014, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates Petroleum Company, Inc. (“Midstates”), entered into a Purchase and Sale Agreement (the “Agreement”) with Tana Exploration Company LLC (the “Buyer”), pursuant to which Midstates Sub agreed to sell all of Midstates Sub’s ownership interest in developed and undeveloped acreage in the Pine Prairie field area of Evangeline Parish, Louisiana to the Buyer for a purchase price of $170 million in cash (the “Transaction”), subject to standard post-closing adjustments.  The Agreement has an effective date of November 1, 2013 and is expected to close on May 1, 2014, subject to title and environmental due diligence being performed by the Buyer and the satisfaction of the other customary closing conditions.  The parties have made customary representations, warranties and covenants in the Agreement.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been filed as an exhibit to this current report to provide investors and security holders with more complete information regarding its terms. It is not intended to provide any other factual information about Midstates, Midstates Sub or the Buyer. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Midstates, Midstates Sub or the Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Midstates.

Furthermore, in order to provide additional capital resources during 2014, Midstates and Midstates Sub entered into commitment letters with SunTrust Bank, SunTrust Robinson Humphrey, Inc., Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Goldman Sachs Bank USA, Merrill Lynch, Piece, Fenner & Smith Incorporated, Natixis New York Branch and Royal Bank of Canada on March 9, 2014 to, among other things, provide for a Senior Secured Bridge Facility (“Bridge Facility”) in the amount of $125 million and to provide for a commitment (“RBL Backstop”) to provide a backstop revolver credit facility in the event that an amendment to Midstates’s existing secured revolving credit facility (the “existing Credit Facility”) to permit the consummation of the Bridge Facility and a revised borrowing base of $475 million cannot be obtained.

The Bridge Facility would be secured by a first priority lien on Midstates’s Gulf Coast assets and a second lien on Midstates’s Midcontinent assets.  Any obligations under the Bridge Facility would be guaranteed by the same entities that guarantee Midstates’s existing Credit Facility.  Advances under the Bridge Facility would be available through September 30, 2014, would be available in minimum amounts of $50 million (subject to availability), initially bear interest at LIBOR plus 4.5% (subject to market flex provisions prior to a successful syndication and to a 0.50% step in interest rate on each of September 30, 2014, December 31, 2014 and March 31, 2015) and mature on the first anniversary of the closing date.  Upon maturity, any amounts outstanding on the Bridge Facility would be converted into a senior secured term loan or, at any time thereafter, at the option of the lenders, into senior secured exchange notes maturing on September 30, 2019.  Additionally, lenders under the Bridge Facility will have a securities demand if loans under the Bridge Facility remain outstanding on the earlier of September 30, 2014 or the date on which Midstates’s total liquidity (as defined therein) falls below $50 million, provided that the securities demand for failure to maintain minimum liquidity will not apply until June 1, 2014 as long as the Agreement remains in place. The Bridge Facility would be pre-payable in whole or in part without penalty or premium and would be subject to mandatory prepayment in the event of Louisiana asset sales (including the Transaction), the issuance of debt or equity, the occurrence of a change in control or certain other events.  Midstates has agreed to pay a 1.75% commitment fee, a 1.25% funding fee and a 2.25% fee upon any rollover.  The definitive loan documentation for the Bridge Facility will include certain representations and warranties, affirmative, negative and financial covenants and events of default customary for bridge loan financings, including limitations on incurrence of indebtedness that, prior to any rollover, will be more restrictive than those contained in the existing Credit Facility.

In the event that an amendment accommodating the Bridge Facility, the transactions contemplated thereby and a borrowing base of at least $475 million cannot be obtained under the existing Credit Facility, the RBL Backstop provides a commitment to provide a new credit facility on substantially the same terms as the existing Credit Facility, including the notional amount of $750 million and the maturity date of May 2018, but with appropriate modifications to (i) release the Louisiana assets from liens securing the existing Credit Facility, (ii) reduce the borrowing base under the existing Credit Facility from $500 million to $475 million, (iii) amend the leverage ratio to be (A) 4.75:1.00 for the quarter ending March 31, 2014, (B) 4.50:1.00 for the quarter ending June 30, 2014, (C) 4.25:1.00 for the quarters ending September 30, 2014 and December 31, 2014 and (D) 4.00:1.00 for each quarter thereafter; provided that the leverage ratio shall be increased by 0.50 for the quarter of, and the two quarters following, the consummation of the Transaction for consideration equal to or greater than $100,000,000, (iv) allow for the Bridge Facility to be secured by a second lien on the Midcontinent assets, and (v) increase the applicable margin for LIBOR loans under the existing Credit Facility from a range of 1.75% to 2.75% depending on borrowing base utilization to a range of 2.00% to 3.00%, with corresponding changes to the applicable margin for base rate loans.  As consideration for the participating lenders’ commitment to the RBL Backstop, they will receive a 0.25% underwriting fee regardless of whether the RBL Backstop is utilized and becomes effective and, in the event that the RBL Backstop is utilized and becomes effective, they will receive an additional 1.00% underwriting fee, subject to increase pursuant to market flex prior to a successful syndication.

Item 2.02 Results of Operations and Financial Condition.

On March 11, 2014, Midstates issued a press release reporting results for the quarter and year ended December 31, 2013. A copy of Midstates’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01 Regulation FD Disclosure.

On March 11, 2014, Midstates issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Agreement, the Bridge Facility and the RBL Backstop and the transactions contemplated thereby contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Transaction, the Bridge Facility and the RBL Backstop and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this current report. Although Midstates believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Midstates’s control that could affect Midstates’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report. Please refer to Midstates’s filings with the SEC for additional discussion of risks and uncertainties that may affect Midstates’s actual future results. Midstates undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of March 5, 2014, by and among Midstates Petroleum Company LLC and Tana Exploration Company LLC.

99.1	Press Release, dated March 11, 2014.

*                 The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: March 11, 2014	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President — Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of March 5, 2014, by and among Midstates Petroleum Company LLC and Tana Exploration Company LLC.

99.1	Press Release, dated March 11, 2014.

*                 The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.